Exhibit 21.1
Subsidiaries of Hertz Global Holdings, Inc.

A.	U.S. and Countries Outside Europe

Companies Listed by Country		State or Jurisdiction of Incorporation	Doing Business As
United States
Thrifty Insurance Agency, Inc.		Arkansas
DNRS II LLC		Delaware
DNRS LLC		Delaware
Dollar Thrifty Automotive Group, Inc.		Delaware
Donlen FSHCO Company		Delaware
Donlen Trust		Delaware
Eileo, Inc.		Delaware
Executive Ventures, Ltd.		Delaware
Firefly Rent A Car LLC		Delaware	Firefly
HCM Marketing Corporation		Delaware
Hertz Aircraft, LLC		Delaware
Hertz Canada Vehicles Partnership		Delaware
Hertz Car Sales LLC		Delaware	Hertz Car Sales
Hertz Claim Management Corporation		Delaware
Hertz Dealership One LLC		Delaware
Hertz Fleet Lease Funding Corp.		Delaware
Hertz Fleet Lease Funding LP		Delaware
Hertz France LLC		Delaware
Hertz Funding Corp.		Delaware
Hertz General Interest LLC		Delaware
Hertz Global Services Corporation		Delaware
Hertz International, Ltd.		Delaware
Hertz Investments, Ltd.		Delaware
Hertz Local Edition Corp.		Delaware
Hertz Local Edition Transporting, Inc.		Delaware
Hertz NL Holdings, Inc.		Delaware
Hertz System, Inc.		Delaware
Hertz Technologies, Inc.		Delaware
Hertz Transporting, Inc.		Delaware
Hertz Vehicle Financing II LP		Delaware
Hertz Vehicle Financing LLC		Delaware
Hertz Vehicle Sales Corporation		Delaware
Hertz Vehicles LLC		Delaware
HVF II GP Corp.		Delaware
Navigation Solutions, L.L.C.		Delaware
Rental Car Intermediate Holdings, LLC		Delaware
The Hertz Corporation		Delaware	Firefly Hertz Car Sales Hertz Rent-A-Car Thrifty
Donlen Corporation		Illinois
Donlen Mobility Solutions, Inc.		Illinois
Dollar Rent A Car, Inc.		Oklahoma
DTG Operations, Inc.		Oklahoma	Dollar Airport Parking Dollar Rent A Car Firefly Thrifty Airport Parking Thrifty Airport Valet Parking Thrifty Car Rental Thrifty Car Sales Outlet Thrifty Parking Thrifty Truck Rental
DTG Supply, Inc.		Oklahoma
Rental Car Finance Corp.		Oklahoma
Thrifty Car Sales, Inc.		Oklahoma
Thrifty Rent-A-Car System, Inc.		Oklahoma
Thrifty, Inc.		Oklahoma
TRAC Asia Pacific, Inc.		Oklahoma
Ameriguard Risk Retention Group, Inc.		Vermont
Australia
Ace Tourist Rentals (Aus) Pty Limited		Australia
Dollar Rent A Car Pty Limited		Australia
HA Fleet Pty Ltd.		Australia
HA Lease Pty. Ltd.		Australia
Hertz Australia Pty. Limited		Australia
Hertz Investment (Holdings) Pty. Limited		Australia
Bermuda
HIRE (Bermuda) Limited		Bermuda
Brazil
Car Rental Systems do Brasil Locacao de Veiculos Ltda.		Brazil
Canada
3216173 Nova Scotia Company		Nova Scotia
CMGC Canada Acquisition ULC		Nova Scotia
DTG Canada Corp.		Nova Scotia
Hertz Canada (N.S.) Company		Nova Scotia
2232560 Ontario Inc.		Ontario
2240919 Ontario Inc.		Ontario
Dollar Thrifty Automotive Group Canada Inc.		Ontario
DTGC Car Rental L.P.		Ontario
HC Limited Partnership		Ontario
HCE Limited Partnership		Ontario
Hertz Canada Finance Co., Ltd. (In Quebec- Financement Hertz Canada Ltee.)		Ontario
Hertz Canada Limited		Ontario	Dollar Firefly Hertz 24/7
TCL Funding Limited Partnership		Ontario
Donlen Fleet Leasing, Ltd.		Quebec
China
Hertz Car Rental Consulting (Shanghai) Co. Ltd.		People's Republic of China
Hong Kong
Hertz Hong Kong Limited		Hong Kong
Japan
Hertz Asia Pacific (Japan), Ltd.		Japan
Mexico
Donlen Mexico Sociedad de Responsiabilidad Limitada de Capital Variable		Mexico
New Zealand
Hertz New Zealand Holdings Limited		New Zealand
Hertz New Zealand Limited		New Zealand
Tourism Enterprises Ltd		New Zealand
Puerto Rico
Hertz Puerto Rico Holdings Inc.		Puerto Rico
Puerto Ricancars, Inc.		Puerto Rico
Singapore
Hertz Asia Pacific Pte. Ltd.		Singapore
South Korea
Hertz Asia Pacific Korea Ltd		South Korea

B.	Europe

Companies Listed by Country		State or Jurisdiction of Incorporation	Doing Business As
Belgium
Hertz Belgium b.v.b.a.		Belgium
Hertz Claim Management bvba		Belgium
Czech Republic
Hertz Autopujcovna s.r.o.		Czech Republic
France
EILEO SAS		France
Hertz Claim Management SAS		France
Hertz France S.A.S.		France
RAC Finance, SAS		France
Germany
Hertz Autovermietung GmbH		Germany
Hertz Claim Management GmbH		Germany
Ireland
Apex Processing Limited		Ireland
Hertz Europe Service Centre Limited		Ireland
Hertz Finance Centre Limited		Ireland
HERTZ FLEET LIMITED		Ireland
Hertz International RE Limited		Ireland
Hertz International Treasury Limited		Ireland
Probus Insurance Company Europe Limited		Ireland
Italy
Hertz Claim Management S.r.l.		Italy
Hertz Fleet (Italiana) SrL		Italy
Hertz Italiana Srl		Italy
Luxembourg
HERTZ LUXEMBOURG, S.A.R.L.		Luxembourg
Monaco
Hertz Monaco, S.A.M.		Monaco
The Netherlands
Hertz Automobielen Nederland B.V.		Netherlands
Hertz Claim Management B.V.		Netherlands
Hertz Holdings Netherlands B.V.		Netherlands
International Fleet Financing No. 2 B.V.		Netherlands
International Fleet Financing No.1 BV		Netherlands
Stuurgroep Fleet (Netherlands) B.V.		Netherlands
Stuurgroep Holdings C.V.		Netherlands
Stuurgroep Holland B.V.		Netherlands
Van Wijk Beheer B.V.		Netherlands
Van Wijk European Car Rental Service B.V.		Netherlands
Slovakia
Hertz Autopozicovna s.r.o.		Slovakia
Spain
Hertz Claim Management SL		Spain
Hertz de Espana, S.L.		Spain
Switzerland
Hertz Management Services Sarl		Switzerland
United Kingdom
CCL Vehicle Rentals Ltd		United Kingdom
Dollar Thrifty Europe Limited		United Kingdom
Hertz (U.K.) Limited		United Kingdom
Hertz Claim Management Limited		United Kingdom
Hertz Europe Limited		United Kingdom
Hertz Holdings III UK Limited		United Kingdom
Hertz Receivables NL BV		United Kingdom
Hertz UK Receivables Limited		United Kingdom
Hertz Vehicle Financing U.K. Limited		United Kingdom

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